Exhibit 10.06

             ADDENDUM 3 TO THE SIMON EMPLOYMENT AGREEMENT OF 8-01-02

         The following are amendments to the David Simon Employment Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company," "SCTN" or "Employer") effective 8-01-02 as amended by Addendums on 7-28-03 and 5-05-2004:

For the purpose of cleaning up the "stock overhang" of the Company, as dictated by the Board of Directors, the Company and Simon agree to the following regarding Stock, Stock Options and Bonuses. The stock to be issued under the terms of this agreement will settle all prior agreements related to stock, stock options, and agreements to convert debts to stock. All stock will be issued effective the date of this agreement, but physical certificates representing that stock will not be printed and delivered to Simon until the shareholders meet and approve an increase to the limit of shares authorized.

          1. Under previous agreements David Simon has the rights to the following:

                    a. Stock options to purchase 12,000,000 shares at $.05 per share, and the company has agreed to expense the exercise price, and all applicable taxes and withholding thereon;

                    b. Stock options to purchase 2,055,000 shares at $.10 per share;

                    c. 3,007,789 shares exercised by non-recourse note in the amount of $384,997;

                    d. A Secured Convertible note in the amount of $310,466.27 plus interest since September 30, 2002, that can be converted to stock at $.05 per share plus a 50% bonus;

                    e. Accrued salary from August 1, 2002 through June 30, 2004, that can be converted to 5,750,000 shares;

                    f. Deferred compensation agreement dated July 31, 2002 in the amount of $90,625, which is convertible to stock at 70% of market price;

                    g. A 2003 performance bonus of $75,000 gross, $69,000 net, in the form of 1,254,545 shares to be issued.

ADDENDUM 3 TO THE SIMON EMPLOYMENT AGREEMENT OF 8-01-02                   Page 2
--------------------------------------------------------------------------------

          2.   Under this agreement David Simon agrees to the following:


                    a. All references to converting unpaid salary to stock or stock options are void.

                    b. All references to converting unpaid business expenses to stock or stock options are void.

                    c. The Addendums to the Simon Employment Agreement of 8-01-02 are hereby affirmed by this agreement, with the exception of Simon's ability to convert money due to stock or options.

                    d. Simon gives up his right to have the company expense the exercise price of 12,000,000 shares at $.05 per share, including all applicable taxes and withholding thereon.

                    e. Simon and the Company agree to convert Simon's accrued salary from August 1, 2002 through June 30, 2004 to 5,750,000 shares, per the terms of the employment agreement.

                    f. Simon agrees to convert his Secured Convertible Note of $310,466.27 plus interest to 9-30-2004 to stock under the same terms and conditions as the rest of the Secured Convertible Note holders.

                    g. Simon agrees to convert his Deferred Compensation Agreement dated July 31, 2002 in the amount of $90,625, to stock at 70% of the closing market price as of the date of this agreement.

                    h. Simon agrees that he will not ask for any additional shares or options as compensation for employment through the end of his employment agreement.

                    i. Simon agrees that if the Company does not have sufficient working capital to pay salaries in full, the Board will determine when payments are made.

          3.   Under this agreement David Simon is being granted the following:

                    a.   A performance bonus of 3,000,000 shares;

                    b. A settlement for forgoing all rights that would accrue in the future, as agreed above, of 3,500,000 shares.

ADDENDUM 3 TO THE SIMON EMPLOYMENT AGREEMENT OF 8-01-02                   Page 3
--------------------------------------------------------------------------------

                    c. Rights to stock options to purchase 12,000,000 at $.05 per share are being affirmed and a bonus is hereby granted to be used to exercise those options equivalent to the funds needed to exercise the 12,000,000 options to purchase shares as of this date.

                    d. Rights to stock options to purchase 2,055,000 at $.10 per share are being affirmed and a bonus is hereby granted to be used to exercise those options equivalent to the funds needed to exercise the 2,055,000 options to purchase shares as of this date.

                    e. A bonus in the amount of $384,997 to pay off the non-recourse note used to purchase 3,007,789 option shares.

Subject to review by Kruse Landa, the method of recording these transactions may be modified in conformance with the best interest of the Company, including tax liability.

I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on July 7, 2004.


        Employer:                                           Employee:
SCTN                                                 David Simon
330 E. Warm Springs Rd.                              2859 E. Wasatch Blvd.
Las Vegas, NV 89119                                  Sandy, UT 84092


         By:/s/ Bernard McHale                  By: /s/ David Simon
            -----------------------------          -----------------------------
         Bernard McHale, Director                     David Simon


         By: ____________________________
          Joseph E. Diamond, Vice President and Director